


                                         For the Three Months Ended

                             December 31, 1998                     December 31, 1997
                               Weighted                               Weighted
                                Average     Per Share                  Average   Per Share
                      Income    Shares      Amount       Income        Shares    Amount

Basic EPS
Income available to
 common stockholders  $613,133   2,571,694   $0.24        $539,098      2,553,482  $0.21

Effect of Dilutive
  Securities
Options                    ---       1,532      ---            ---         24,888

Diluted EPS
Income available to
 common stockholders  $613,133   2,573,226   $0.24        $539,098      2,578,370  $0.21
                      ====================================================================


                                         For the Nine Months Ended

                                December 31, 1998                December 31, 1997
                    ---------------------------------   -----------------------------------
                                   Weighted                                  Weighted
                                    Average       Per Share                   Average     Per Share
                        Income      Shares        Amount         Income       Shares        Amount

Basic EPS
Income available to
 common stockholders    $1,492,636   2,568,691     $0.58         $1,363,475    2,551,650    $0.54

Effect of Dilutive
  Securities
Options                      ---        26,291       ---                ---       18,242

Diluted EPS
Income available to
 common stockholders    $1,492,636   2,594,982     $0.58         $1,363,475     2,569,892    $0.53
                        ===========================================================================

